Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Newport Corporation Second Amended and Restated Employee Stock Purchase Plan of our report dated March 15, 2012, with respect to the consolidated financial statements of Ophir Optronics Ltd., which are included in the consolidated financial statements of Newport Corporation, which appear in Newport Corporation’s Annual Report on Form 10-K for the year ended December 29, 2012, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 20, 2013	A Member of Ernst & Young Global